Exhibit 99.1

DFIN Reports Third Quarter 2020 Results

CHICAGO- November 4, 2020 – Donnelley Financial Solutions, Inc. (NYSE: DFIN), (the “Company”) today reported financial results for the third quarter of 2020.

	Third-quarter 2020	Third-quarter 2019
Net Sales	$209.5 million	$195.9 million
GAAP Net Earnings	$7.1 million	$14.7 million
Non-GAAP Adjusted EBITDA(1)	$47.6 million	$31.1 million
Operating Cash Flow	$76.4 million	$61.1 million
Free Cash Flow(1) (2)	$67.6 million	$52.2 million

(1) Non-GAAP Adjusted EBITDA (“Adjusted EBITDA”) and Free Cash Flow are non-GAAP measures that exclude the impact of items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(2) Defined as operating cash flow less capital expenditures.

Third-quarter 2020 highlights:

•
Net sales of $209.5 million, up $13.6 million, or 6.9%, from the third quarter of 2019, driven by growth in software solutions and a strong IPO market, partially offset by declining print-based net sales
•
Record quarterly software solutions net sales of $51.1 million, up $4.5 million, or 9.7%, from the third quarter of 2019; software solutions net sales accounted for 24.4% of total third-quarter 2020 net sales, up 60 basis points from 23.8% in the third quarter of 2019
•
Net earnings per diluted share of $0.21, down $0.22 from the third quarter of 2019; non-GAAP net earnings per diluted share of $0.63, up $0.50 from the third quarter of 2019, primarily due to continued focus on cost control initiatives and an improved business mix
•
Adjusted EBITDA of $47.6 million, up $16.5 million, or 53.1%, from last year; adjusted EBITDA margin of 22.7%, up 680 basis points from the third quarter of 2019
•
Operating cash flow of $76.4 million, an increase of $15.3 million, or 25.0%, from the third quarter of 2019; free cash flow of $67.6 million, an increase of $15.4 million, or 29.5%, from the third quarter of 2019
•
Gross leverage and non-GAAP net leverage of 1.8x and 1.5x, respectively, each down 1.0x from September 30, 2019; total debt and non-GAAP net debt down by $72.2 million and $81.0 million, respectively, from September 30, 2019
•
Company repurchased approximately 444,000 shares of its common stock during the quarter for $5.1 million at an average price of $11.54 per share; Year to date, the Company has repurchased over 1 million shares of its common stock for $8.9 million at an average price of $8.43 per share, and has approximately $16.1 million remaining on its $25 million stock repurchase program

“We are pleased with the very strong performance in the quarter, which included both a return to more normalized levels of software solutions sales growth and a significant increase in transactional activity, driven by strong performance in a robust IPO market. The influx of higher-margin tech-enabled services and software solutions net sales, along with the significant impact of our ongoing cost control efforts, led to a 680 basis point year-over-year improvement in our third-quarter adjusted EBITDA margin, marking the fifth consecutive quarter of year-over-year margin expansion,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “The year over year increase in IPO activity that we saw starting in June accelerated throughout the third quarter. The robust third-quarter IPO activity, combined with an increase in M&A activity starting in September, led to a rebound in Venue net sales, while also driving strong growth in our client count and associated net sales in ActiveDisclosure. We also continued to strengthen our balance sheet, ending the quarter with non-GAAP net leverage of 1.5x, down from 2.5x in the third quarter of 2019. Our financial flexibility allows us to continue to invest in growth opportunities and repurchase shares, while also preserving ample liquidity.”

“We are excited about the pace of development of, and demand for, our software solutions. We signed the largest ever software contract in the company’s history in the third quarter. This multi-year contract further deepens a key Investment Companies’ customer relationship and represents an expansion of their end-investor financial reporting capabilities on a global basis leveraging our ArcReporting solution. We also saw significant demand for ArcDigital from our Investment Companies clients’ as they look to DFIN to help in their transition to a post SEC Rule 30e-3 environment. These successes, along with many others throughout the business, support our “44 in ‘24” strategy and the associated financial projections,” Leib concluded.

Net Sales

Net sales in the third quarter of 2020 were $209.5 million, an increase of $13.6 million, or 6.9%, from the third quarter of 2019. Net sales increased primarily due to higher capital markets transaction and compliance volume, increased volume in FundSuiteArc, Venue data rooms and ActiveDisclosure and price increases in other compliance software solutions, partially offset by lower commercial, mutual fund transaction and compliance print volume.

Net Earnings

Net earnings in the third quarter of 2020 were $7.1 million, or $0.21 per diluted share, compared to net earnings of $14.7 million, or $0.43 per diluted share, in the third quarter of 2019. Net earnings in the third of 2020 included after-tax charges of $14.4 million, or $0.42 per diluted share, primarily related to restructuring, impairment and other charges, estimated multiemployer pension plan obligations arising from the bankruptcy of LSC Communications and share-based compensation expense. Net earnings in the third quarter of 2019 included after-tax gain of $10.1 million, or $0.30 per diluted share, including an after-tax gain of $14.3 million, or $0.41 per diluted share, related to the sale of the Company’s Secaucus, New Jersey facility, partially offset by charges of $4.2 million, or $0.11 per diluted share, primarily related to restructuring, impairment and other charges and share-based compensation expense, all of which are excluded from the presentation of non-GAAP earnings. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Adjusted EBITDA and Non-GAAP Net Earnings

Adjusted EBITDA in the third quarter of 2020 was $47.6 million, compared to $31.1 million in the third quarter of 2019. Adjusted EBITDA margin in the third quarter of 2020 was 22.7%, an improvement of 680 basis points versus the third quarter of 2019. The increase in Adjusted EBITDA was primarily driven by the impact of cost control initiatives, higher sales volume and improved business mix, partially offset by increases in incentive compensation and employee benefits expense.

Non-GAAP net earnings in the third quarter of 2020 totaled $21.5 million, or $0.63 per diluted share, compared to non-GAAP net earnings in the third quarter of 2019 of $4.6 million, or $0.13 per diluted share. Reconciliations of net earnings to Adjusted EBITDA, non-GAAP net earnings and Adjusted EBITDA margin, are presented in the attached schedules.

Regulatory Impacts

As previously disclosed on Form 8-K on July 22, 2020, the implementation of SEC Rule 30e-3 (elimination or reduction of print annual & semi-annual reports), Rule 498A (elimination or reduction of print summary prospectus) and the Company’s exiting of certain printing and distribution relationships is expected to reduce the Company’s print-related net sales by approximately $130 million to $140 million, and the associated reduction in non-GAAP adjusted EBITDA is expected to be approximately $5 million to $10 million in 2021. The Company reaffirms these estimates at this time.

Reconciliations of the net earnings to Non-GAAP Adjusted EBITDA impact are presented in the attached tables.

Conference Call Details

DFIN will hold a conference call and webcast on November 4, 2020 at 9:00 a.m. Eastern time to discuss its third-quarter fiscal year 2020 financial results, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Justin Ritchie

Investor Relations

investors@dfinsolutions.com

Use of non-GAAP Information

This news release may contain certain non-GAAP measures, including non-GAAP selling, general, and administrative expenses (“SG&A”), non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, free cash flow and organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s acquisition activities, COVID-19 related sales surcharges and expenses, LSC multiemployer pension plan obligations, non-income tax charges, accelerated rent expense, spin-off related expenses, non-recurring investor-related fees, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign exchange rates.

These non-GAAP measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in DFIN's Form 10-K for the fiscal year ended December 31, 2019, those discussed under “Cautionary Statement” in DFIN’s quarterly Form 10-Q filings, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$40.9	$17.2
Receivables, less allowances for expected losses of $11.2 in 2020 (2019 - $7.7)	217.0	161.4
Inventories	9.9	11.1
Prepaid expenses and other current assets	24.3	15.9
Assets held for sale	5.5	5.6
Total current assets	297.6	211.2
Property, plant and equipment, net	12.3	17.5
Right-of-use assets	58.8	80.7
Software, net	52.6	55.0
Goodwill	450.1	450.3
Other intangible assets, net	12.0	21.9
Deferred income taxes, net	18.1	9.0
Other noncurrent assets	28.8	41.3
Total assets	$930.3	$886.9

Liabilities
Accounts payable	$47.3	$58.5
Accrued liabilities	160.3	121.0
Total current liabilities	207.6	179.5
Long-term debt	291.9	296.0
Deferred compensation liabilities	20.1	20.0
Pension and other postretirement benefits plan liabilities	54.2	58.8
Noncurrent lease liabilities	55.5	57.9
Other noncurrent liabilities	23.3	6.1
Total liabilities	652.6	618.3

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 34.9 shares and 33.4 shares in 2020 (2019 - 34.5 shares and 34.2 shares)	0.3	0.3
Treasury stock, at cost: 1.5 shares in 2020 (2019 - 0.3 shares)	(14.6)	(4.2)
Additional paid-in capital	235.0	225.2
Retained earnings	141.3	131.9
Accumulated other comprehensive loss	(84.3)	(84.6)
Total equity	277.7	268.6
Total liabilities and equity	$930.3	$886.9

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales
Tech-enabled services	$104.5	$83.9	$301.8	$280.5
Software solutions	51.1	46.6	146.0	139.1
Print and distribution	53.9	65.4	236.4	264.8
Total net sales	209.5	195.9	684.2	684.4
Cost of sales (1)
Tech-enabled services	42.6	41.7	132.9	141.1
Software solutions	23.3	25.2	71.8	76.8
Print and distribution	46.6	54.4	181.6	206.3
Total cost of sales	112.5	121.3	386.3	424.2
Selling, general and administrative expenses (1)	62.2	46.2	192.0	159.0
Depreciation and amortization	12.6	12.7	39.7	36.8
Restructuring, impairment and other charges, net	7.0	2.8	35.2	8.7
Other operating income, net	—	(19.2)	—	(16.4)
Income from operations	15.2	32.1	31.0	72.1
Interest expense, net	5.9	8.6	16.8	26.6
Investment and other income, net	(0.4)	(0.5)	(1.3)	(1.6)
Earnings before income taxes	9.7	24.0	15.5	47.1
Income tax expense	2.6	9.3	5.6	16.5
Net earnings	$7.1	$14.7	$9.9	$30.6
Net earnings per share:
Basic	$0.21	$0.43	$0.29	$0.90
Diluted	$0.21	$0.43	$0.29	$0.89

Weighted average number of common shares outstanding:
Basic	34.0	34.2	34.0	34.1
Diluted	34.2	34.3	34.0	34.2
Additional information:
Gross margin (1)	46.3%	38.1%	43.5%	38.0%
SG&A as a % of total net sales (1)	29.7%	23.6%	28.1%	23.2%
Operating margin	7.3%	16.4%	4.5%	10.5%
Effective tax rate	26.8%	38.8%	36.1%	35.0%

__________

(1) Exclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2020 and 2019

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2020					For the Nine Months Ended September 30, 2020
	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share (1)	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share (1)
GAAP basis measures	$62.2	$15.2	7.3%	$7.1	$0.21	$192.0	$31.0	4.5%	$9.9	$0.29

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	7.0	3.3%	5.2	0.15	—	35.2	5.1%	25.7	0.75
Share-based compensation expense	(4.4)	4.4	2.1%	3.2	0.09	(9.8)	9.8	1.4%	8.0	0.24
LSC multiemployer pension plans obligation	(5.8)	5.8	2.8%	4.2	0.12	(18.1)	18.1	2.6%	13.2	0.39
Non-income tax expense	(2.7)	2.7	1.3%	2.0	0.06	(2.7)	2.7	0.4%	2.0	0.06
COVID-19 sales surcharges and related expenses	0.2	(1.0)	(0.5%)	(0.8)	(0.02)	0.3	0.9	0.1%	0.6	0.02
Accelerated rent expense	(0.2)	1.3	0.6%	1.0	0.03	(0.3)	1.9	0.3%	1.4	0.04
Gain on debt extinguishment (2)	—	—	—	—	—	—	—	—	(1.7)	(0.05)
eBrevia contingent consideration	0.4	(0.4)	(0.2%)	(0.4)	(0.01)	0.8	(0.8)	(0.1%)	(0.8)	(0.02)
Total Non-GAAP adjustments	(12.5)	19.8	9.4%	14.4	0.42	(29.8)	67.8	9.8%	48.4	1.42
Non-GAAP measures	$49.7	$35.0	16.7%	$21.5	$0.63	$162.2	$98.8	14.3%	$58.3	$1.71

	For the Three Months Ended September 30, 2019					For the Nine Months Ended September 30, 2019
	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share (1)	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share (1)
GAAP basis measures	$46.2	$32.1	16.4%	$14.7	$0.43	$159.0	$72.1	10.5%	$30.6	$0.89
Non-GAAP adjustments:
Gain on sale of building	—	(19.2)	(9.8%)	(14.3)	(0.41)	—	(19.2)	(2.8%)	(14.3)	(0.41)
Restructuring, impairment and other charges, net	—	2.8	1.4%	2.0	0.06	—	8.7	1.3%	6.5	0.19
Share-based compensation expense	(2.6)	2.6	1.3%	1.9	0.05	(7.7)	7.7	1.1%	5.7	0.17
Loss on sale of Language Solutions business	—	—	—	—	—	—	2.8	0.4%	2.1	0.06
Investor-related expenses	—	—	—	—	—	(1.5)	1.5	0.2%	1.1	0.03
Spin-off related transaction expenses	—	—	—	—	—	(0.4)	0.4	0.1%	0.3	0.01
Acquisition-related expenses	(0.1)	0.1	0.1%	0.1	—	(0.1)	0.1	0.0%	0.1	—
Income tax adjustments	—	—	—	0.2	—	—	—	—	0.1	—
Total Non-GAAP adjustments	(2.7)	(13.7)	(7.0%)	(10.1)	(0.30)	(9.7)	2.0	0.3%	1.6	0.05
Non-GAAP measures	$43.5	$18.4	9.4%	$4.6	$0.13	$149.3	$74.1	10.8%	$32.2	$0.94

__________

(1) Net earnings per diluted share totals may not foot due to rounding.

(2) Gain on debt extinguishment is recorded within interest expense, net in the Company’s Unaudited Condensed Consolidated Statements of Operations.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Operating Income and Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended September 30, 2020 and 2019

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended September 30, 2020
Net sales	$34.1	$96.1	$17.0	$62.3	$—	$209.5
Income (loss) from operations	2.1	37.2	(0.8)	(0.9)	(22.4)	15.2
Operating margin %	6.2%	38.7%	(4.7%)	(1.4%)	nm	7.3%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.2	2.5	2.2	0.2	1.9	7.0
Share-based compensation expense	—	—	—	—	4.4	4.4
LSC multiemployer pension plans obligation	—	—	—	—	5.8	5.8
Non-income tax expense	2.7	—	—	—	—	2.7
COVID-19 related sales surcharges and expenses, net	—	(0.8)	—	(0.2)	—	(1.0)
eBrevia contingent consideration	—	—	—	—	(0.4)	(0.4)
Accelerated rent expense	0.4	0.6	0.1	0.1	0.1	1.3
Total Non-GAAP adjustments	3.3	2.3	2.3	0.1	11.8	19.8

Non-GAAP income (loss) from operations	$5.4	$39.5	$1.5	$(0.8)	$(10.6)	$35.0
Non-GAAP operating margin %	15.8%	41.1%	8.8%	(1.3%)	nm	16.7%

Depreciation and amortization	3.2	3.6	2.9	2.8	0.1	12.6
Adjusted EBITDA	$8.6	$43.1	$4.4	$2.0	$(10.5)	$47.6
Adjusted EBITDA margin %	25.2%	44.8%	25.9%	3.2%	nm	22.7%

For the Three Months Ended September 30, 2019
Net sales	$31.5	$82.2	$15.1	$67.1	$—	$195.9
Income (loss) from operations	2.8	16.8	(1.7)	20.1	(5.9)	32.1
Operating margin %	8.9%	20.4%	(11.3%)	30.0%	nm	16.4%

Non-GAAP Adjustments
Gain on sale of building	—	—	—	(19.2)	—	(19.2)
Restructuring, impairment and other charges, net	0.3	1.6	—	0.2	0.7	2.8
Share-based compensation expense	—	—	—	—	2.6	2.6
Acquisition-related expenses	—	—	—	—	0.1	0.1
Total Non-GAAP adjustments	0.3	1.6	—	(19.0)	3.4	(13.7)

Non-GAAP income (loss) from operations	$3.1	$18.4	$(1.7)	$1.1	$(2.5)	$18.4
Non-GAAP operating margin %	9.8%	22.4%	(11.3%)	1.6%	nm	9.4%

Depreciation and amortization	3.2	4.0	3.1	2.4	—	12.7
Adjusted EBITDA	$6.3	$22.4	$1.4	$3.5	$(2.5)	$31.1
Adjusted EBITDA margin %	20.0%	27.3%	9.3%	5.2%	nm	15.9%
__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Operating Income and Adjusted EBITDA and Margin Reconciliation

For the Nine Months Ended September 30, 2020 and 2019

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Nine Months Ended September 30, 2020
Net sales	$97.1	$316.0	$48.9	$222.2	$—	$684.2
Income (loss) from operations	4.9	87.9	(0.3)	3.2	(64.7)	31.0
Operating margin %	5.0%	27.8%	(0.6%)	1.4%	nm	4.5%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	1.0	19.9	2.6	5.4	6.3	35.2
Share-based compensation expense	—	—	—	—	9.8	9.8
LSC multiemployer pension plans obligation	—	—	—	—	18.1	18.1
Non-income tax expense	2.7	—	—	—	—	2.7
COVID-19 related sales surcharges and expenses, net	—	(1.6)	—	2.4	0.1	0.9
eBrevia contingent consideration	—	—	—	—	(0.8)	(0.8)
Accelerated rent expense	0.5	0.8	0.1	0.4	0.1	1.9
Total Non-GAAP adjustments	4.2	19.1	2.7	8.2	33.6	67.8

Non-GAAP income (loss) from operations	$9.1	$107.0	$2.4	$11.4	$(31.1)	$98.8
Non-GAAP operating margin %	9.4%	33.9%	4.9%	5.1%	nm	14.4%

Depreciation and amortization	9.9	11.6	9.0	7.8	1.4	39.7
Adjusted EBITDA	$19.0	$118.6	$11.4	$19.2	$(29.7)	$138.5
Adjusted EBITDA margin %	19.6%	37.5%	23.3%	8.6%	nm	20.2%

For the Nine Months Ended September 30, 2019
Net sales	$94.2	$311.4	$44.9	$233.9	$—	$684.4
Income (loss) from operations	$6.3	$69.8	$(7.9)	$32.6	$(28.7)	72.1
Operating margin %	6.7%	22.4%	(17.6%)	13.9%	nm	10.5%

Non-GAAP Adjustments
Gain on sale of building	—	—	—	(19.2)	—	(19.2)
Restructuring, impairment and other charges, net	1.3	5.0	0.1	1.1	1.2	8.7
Share-based compensation expense	—	—	—	—	7.7	7.7
Loss on sale of Language Solutions business	—	—	—	—	2.8	2.8
Investor-related expenses	—	—	—	—	1.5	1.5
Spin-off related transaction expenses	—	—	—	—	0.4	0.4
Acquisition-related expenses	—	—	—	—	0.1	0.1
Total Non-GAAP adjustments	1.3	5.0	0.1	(18.1)	13.7	2.0

Non-GAAP income (loss) from operations	$7.6	$74.8	$(7.8)	$14.5	$(15.0)	$74.1
Non-GAAP operating margin %	8.1%	24.0%	(17.4%)	6.2%	nm	10.8%

Depreciation and amortization	9.3	11.3	9.5	6.7	—	36.8
Adjusted EBITDA	$16.9	$86.1	$1.7	$21.2	$(15.0)	$110.9
Adjusted EBITDA margin %	17.9%	27.6%	3.8%	9.1%	nm	16.2%

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Nine Months Ended September 30,
	2020	2019
Operating Activities
Net earnings	$9.9	$30.6
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	39.7	36.8
Provision for expected losses on accounts receivable	4.0	3.3
Impairment charges	17.6	0.4
Share-based compensation	9.8	7.7
Gain on debt extinguishment	(2.3)	—
Deferred income taxes	(9.8)	(1.6)
Net pension plan income	(1.5)	(1.5)
Gain on sale of building	—	(19.2)
Net loss on disposition of Language Solutions business	—	2.8
Amortization of right-of-use assets	18.4	16.6
Other	—	2.9
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable, net	(59.4)	(31.9)
Inventories	1.1	(1.6)
Prepaid expenses and other current assets	(8.3)	0.9
Accounts payable	(10.3)	(22.3)
Income taxes payable and receivable	2.9	(3.2)
Accrued liabilities and other	57.6	(6.4)
Lease liabilities	(16.2)	(17.7)
Pension and other postretirement benefits plan contributions	(0.7)	(0.8)
Net cash provided by (used in) operating activities	52.5	(4.2)
Investing Activities
Capital expenditures	(24.5)	(35.1)
Proceeds from sale of building	—	30.6
Acquisition of business, net of cash acquired	—	(2.6)
Purchase of investments	(1.2)	(2.3)
Proceeds from sale of investment	12.8	—
Other investing activities	(0.3)	—
Net cash used in investing activities	(13.2)	(9.4)
Financing Activities
Revolving facility borrowings	305.5	413.0
Payments on revolving facility borrowings	(244.0)	(413.0)
Payments on long-term debt	(63.8)	—
Treasury share repurchases	(10.3)	(1.3)
Debt issuance costs	—	(0.2)
Other financing activities	(1.9)	—
Net cash used in financing activities	(14.5)	(1.5)
Effect of exchange rate on cash and cash equivalents	(1.1)	2.2
Net increase (decrease) in cash and cash equivalents	23.7	(12.9)
Cash and cash equivalents at beginning of year	17.2	47.4
Cash and cash equivalents at end of period	$40.9	$34.5
Supplemental cash flow information
Income taxes paid (net of refunds)	$12.4	$23.7
Interest paid	$14.6	$19.0
Non-cash investing activities:
Other investing activities	$0.7	$—
Conversion of note receivable to equity of investee	$(1.0)	$—

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

Additional Information:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$76.4	$61.1	$52.5	$(4.2)
Less: capital expenditures	8.8	8.9	24.5	35.1
Free Cash Flow	$67.6	$52.2	$28.0	$(39.3)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended September 30, 2020	$34.1	$96.1	$17.0	$62.3	$209.5

For the Three Months Ended September 30, 2019	31.5	82.2	15.1	67.1	195.9

Net sales change	8.3%	16.9%	12.6%	(7.2%)	6.9%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	(0.3%)	0.2%	1.3%	0.0%	0.2%

Net organic sales change	8.6%	16.7%	11.3%	(7.2%)	6.7%

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Nine Months Ended September 30, 2020	$97.1	$316.0	$48.9	$222.2	$684.2

For the Nine Months Ended September 30, 2019	94.2	311.4	44.9	233.9	684.4

Net sales change	3.1%	1.5%	8.9%	(5.0%)	0.0%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	(0.4%)	(0.1%)	0.0%	0.0%	(0.1%)

Net organic sales change	3.5%	1.6%	8.9%	(5.0%)	0.1%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019

GAAP net earnings (loss)	$16.9	$7.1	$(1.3)	$4.1	$7.0
Adjustments
Gain on equity investment	(13.6)	—	—	—	(13.6)
Restructuring, impairment and other charges, net	40.1	7.0	25.1	3.1	4.9
Share-based compensation expense	11.0	4.4	3.1	2.3	1.2
LSC multiemployer pension plans obligation	18.1	5.8	12.3	—	—
Non-income tax expense	2.7	2.7	—	—	—
COVID-19 related sales surcharges and expenses, net	0.9	(1.0)	1.1	0.8	—
Accelerated rent expense	1.9	1.3	0.6	—	—
eBrevia contingent consideration	(0.8)	(0.4)	—	(0.4)	—
Net loss on sale of Language Solutions business	1.2	—	—	—	1.2
Pension settlement charges	3.9	—	—	—	3.9
Spin-off related transaction expenses	(0.4)	—	—	—	(0.4)
Depreciation and amortization	52.5	12.6	14.7	12.4	12.8
Interest expense, net	28.3	5.9	6.3	4.6	11.5
Pension income and other income, net	(1.7)	(0.4)	(0.5)	(0.4)	(0.4)
Income tax expense (benefit)	3.6	2.6	(0.6)	3.6	(2.0)
Total Non-GAAP adjustments	147.7	40.5	62.1	26.0	19.1
Adjusted EBITDA	$164.6	$47.6	$60.8	$30.1	$26.1

Net sales	$874.5	$209.5	$254.0	$220.7	$190.3
Adjusted EBITDA margin %	18.8%	22.7%	23.9%	13.6%	13.7%

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
GAAP net earnings (loss)	29.6	$14.7	$17.3	$(1.4)	$(1.0)
Adjustments
Net gain on sale of building	(19.2)	(19.2)	—	—	—
Restructuring, impairment and other charges, net	9.0	2.8	3.8	2.1	0.3
Share-based compensation expense	9.7	2.6	3.6	1.5	2.0
Net (gain) loss on sale of Language Solutions business	2.5	—	2.8	—	(0.3)
Investor-related expenses	2.0	—	0.5	1.0	0.5
Acquisition-related expenses	0.4	0.1	—	—	0.3
Gain on e-Brevia investment	(1.8)	—	—	—	(1.8)
Spin-off related transaction expenses	0.6	—	—	0.4	0.2
Disposition-related expenses	0.3	—	—	—	0.3
Depreciation and amortization	49.5	12.7	12.0	12.1	12.7
Interest expense, net	36.1	8.6	9.1	8.9	9.5
Pension income and other income, net	(2.5)	(0.5)	(0.5)	(0.6)	(0.9)
Income tax expense (benefit)	14.1	9.3	7.5	(0.3)	(2.4)
Total Non-GAAP adjustments	100.7	16.4	38.8	25.1	20.4
Adjusted EBITDA	$130.3	$31.1	$56.1	$23.7	$19.4

Net sales	$884.7	$195.9	$258.9	$229.6	$200.3
Adjusted EBITDA margin %	14.7%	15.9%	21.7%	10.3%	9.7%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

Estimated impact of regulatory changes and exit from certain print-related relationships

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31, 2021
	Low end of Expected Range	High end of Expected Range

Estimated GAAP net earnings impact	$(3.9)	$(7.4)
Adjustments
Restructuring	0.5	0.5
Income tax expense (benefit)	(1.6)	(3.1)
Total Adjustments	(1.1)	(2.6)
Estimated Non-GAAP Adjusted EBITDA impact	$(5.0)	$(10.0)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	September 30, 2020		December 31, 2019		September 30, 2019
Availability
Stated amount of the Revolving Facility (1)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		68.4		144.6
Amount available under the Revolving Facility	300.0		231.6		155.4

Usage
Borrowings under the Revolving Facility	61.5		—		—
Impact on availability related to outstanding letters of credit	—		—		—
Amount used under the Revolving Facility	61.5		—		—

Availability under the Revolving Facility	238.5		231.6		155.4

Cash	40.9		17.2		32.1

Net Available Liquidity	$279.4		$248.8		$187.5

Long-term debt	291.9		296.0		364.1

Adjusted EBITDA for the twelve months ended September 30, 2020 and 2019, and the year ended December 31, 2019	$164.6		$137.0		$130.3

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	1.8	x	2.2	x	2.8	x

Non-GAAP Net Debt (defined as total debt less cash)	251.0		278.8		332.0

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	1.5	x	2.0	x	2.5	x

__________

(1) The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the credit agreement. There were $61.5 million outstanding borrowings under the Revolving Facility as of September 30, 2020. Based on the Company’s results of operations for the twelve months ended September 30, 2020 and existing debt, the Company would have had the ability to utilize an incremental $238.5 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.